Exhibit (j)(2): Consent of Counsel

CONSENT OF WILLKIE FARR & GALLAGHER LLP

We hereby consent to the reference to our firm included in the Statement of Additional Information of Sanford C. Bernstein Fund, Inc. filed as part of Post-Effective Amendment No. 75 to the Registration Statement (File No. 33-21844) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A (File No. 33-21844).

/s/ Willkie Farr & Gallagher LLP
Willkie Farr & Gallagher LLP

New York, New York

January 26, 2018